Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 29, 2012 in Amendment No. 3 to the Registration Statement on Form S-1 and related prospectus of Empire Resources, Inc.

/s/ EISNERAMPER LLP

New York, New York
April 23, 2012